UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 25, 2010

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2--Financial Information

Item 2.02 Results of Operations and Financial Condition.

     On August 25, 2010, Shoe Carnival, Inc. (the "Company") issued a press release announcing its operating and financial results for its second quarter ended July 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 8--Other Events

Item 8.01. Other Events.

     On August 23, 2010, the Company's Board of Directors approved a share repurchase program for up to $25 million of its outstanding common stock. The purchases may be made in the open market or privately negotiated transactions, from time-to-time through December 31, 2011 and in accordance with applicable laws, rules and regulations. The program may be amended, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock. The Company intends to fund the share repurchase program from cash on hand and any shares acquired will be available for stock-based compensation awards and other corporate purposes. The actual number and value of the shares to be purchased will depend on the performance of the Company's stock price and other market conditions. As required by the Company's credit agreement, consent was obtained from the Agent and the Majority Banks, each as defined in the credit agreement.

Section 9--Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibits
99.1	Earnings Release – Second Quarter Ended July 31, 2010.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: August 25, 2010	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Executive Vice President and
Chief Financial Officer

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